We, the undersigned directors of Colfax Corporation, hereby severally constitute and appoint Clay H. Kiefaber, C. Scott Brannan and A. Lynne Puckett, and each of them singly, our true and lawful attorneys-in-fact with full power to them, and each of them singly, with full powers of substitution and resubstitution, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all post-effective amendments to said registration statement, and any subsequent registration statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in our names and on our behalf in our capacities as directors to enable Colfax Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact, or any of them, or their substitute or substitutes, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933,  this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mitchell P. Rales	Chairman of the Board of	May 3, 2011
Mitchell P. Rales	Directors

/s/ Clay H. Kiefaber	President, Chief Executive	May 3, 2011
Clay H. Kiefaber	Officer and Director

/s/ Patrick W. Allender	Director	May 3, 2011
Patrick W. Allender

/s/ Joseph O. Bunting III	Director	May 3, 2011
Joseph O. Bunting III

/s/ Thomas S. Gayner	Director	May 3, 2011
Thomas S. Gayner

/s/ Rhonda L. Jordan	Director	May 3, 2011
Rhonda L. Jordan

/s/ Rajiv Vinnakota	Director	May 3, 2011
Rajiv Vinnakota

/s/ A. Clayton Perfall	Director	May 3, 2011
A. Clayton Perfall